United States
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 09, 2005
Date of Report (Date of earliest event reported)

VIEWSONIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50730	95-4120606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Brea Canyon Road
Walnut, California 91789
(Address of principal executive offices, including zip code)

(909) 444-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

On May 9, 2005, ViewSonic repriced all outstanding stock options held by ViewSonic’s employees, executive officers and members of the Board of Directors of record on March 2, 2005. As a result, the exercise price of all ViewSonic’s outstanding stock options subject to the re-pricing was lowered to $0.38 per share.  There was no change in the number of shares subject to each repriced stock option, vesting or other terms. The repricing was implemented in order to improve morale by realigning the cash and equity components of ViewSonic’s compensation programs for employees, executive officers and directors.  The following table presents summary information concerning the repricing of ViewSonic’s stock options.

	Number of Securities Underlying Stock Options Repriced	Weighted Average Exercise Price Per Share	Remaining Contractual Life of Stock Options Repriced (in Years)
Non-Officer Employees	20,664,199	$1.09	5.89

Executive Officers	3,826,262	1.04	6.98

Directors	1,000,000	1.09	8.71

Total	25,490,461	$1.08	6.21

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ViewSonic Corporation

Dated: May 12, 2005	By:	/s/	James A. Morlan
James A. Morlan
Chief Financial Officer